                                                                  Exhibit (g)(v)

                          streetTRACKS(R) Series Trust
                               One Franklin Street
                                Boston, MA 02111

State Street Bank and Trust Company
2 Avenue de Lafayette
Boston, Massachusetts 02111

Ladies and Gentlemen:

     Reference is made to the Custodian Contract between us dated as of September 22, 2000 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of additional investment portfolios of streetTRACKS(R) Series Trust:

          the SPDR(R) Biotech ETF;
          the SPDR(R) Homebuilders ETF; and
          the SPDR(R) Semiconductors ETF (the "New Portfolios").

     In accordance with the Additional Portfolios provision of Section 18 of the Agreement, we request that you act as Custodian with respect to the New Portfolios.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                        Very truly yours,

                                        streetTRACKS(R) Series Trust


                                        By: /s/ James Ross
                                            ------------------------------------
                                            James Ross, President


                                        Accepted:

                                        State Street Bank and Trust Company


                                        By: /s/ Joseph L. Hooley
                                            ------------------------------------
                                            Joseph L. Hooley, Executive Vice
                                            President

As of December 23, 2005